Exhibit 1.1

CMS ENERGY CORPORATION

Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: March 22, 2017

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EXHIBITS

Exhibit A	—	Form of Placement Notice
Exhibit B	—	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	—	Compensation
Exhibit D	—	Form of Opinion of In-House Company Counsel
Exhibit E	—	Form of Opinion of External Company Counsel
Exhibit F	—	Officer’s Certificate
Exhibit G	—	Permitted Free Writing Prospectus

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CMS Energy Corporation

Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

March 22, 2017

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

CMS Energy Corporation, a Michigan corporation (the “Company”), confirms its agreement (this “Agreement”) with Barclays Capital Inc. (“Barclays”), as follows:

SECTION 1.  Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Barclays, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate sales price (when taken together with the aggregate sales price of any Securities sold pursuant to the separate equity distribution agreement with respect to the Securities dated March 22, 2017 (the “Alternative Equity Distribution Agreement”) between the Company and Deutsche Bank Securities Inc. (the “Alternative Manager”)) of up to $100,000,000 (the “Maximum Amount”).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sales price of the Securities issued and sold under this Agreement and the Alternative Equity Distribution Agreement shall be the sole responsibility of the Company, and Barclays shall have no obligation in connection with such compliance.  The issuance and sale of the Securities through Barclays will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective upon filing under Rule 462(e) under the Securities Act of 1933, as amended, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-216355), including a base prospectus, relating to certain securities, including the Securities, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Company will furnish to Barclays, for use by Barclays, by email or other electronic transmission, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement relating to the Securities.  Except where the context otherwise requires, such registration statement, including all documents incorporated or deemed incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act, is herein called the “Registration Statement”.  The base prospectus, including all documents incorporated or deemed to be incorporated by reference therein, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus”.  Any reference herein to the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 2.  Placements.

Each time that the Company wishes to issue and sell Securities hereunder (each, a “Placement”), it will notify Barclays by email notice (or other method mutually agreed to in writing by the parties hereto) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A.  The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B attached hereto (with a copy to each of the other individuals from the Company listed on such exhibit) and shall be addressed to each of the individuals from Barclays set forth on Exhibit B attached hereto, as such Exhibit B may be amended from time to time.  If Barclays wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Barclays will, prior to 4:30 p.m. (New York City time) on the Trading Day (as defined in Section 3) following the Trading Day on which such Placement Notice is delivered to Barclays (and, in the case of any Placement Notice delivered to Barclays prior to 8:00 a.m. (New York City time) on a Trading Day, Barclays will use its reasonable best efforts prior to 9:30 a.m. (New York City time) on such Trading Day to), issue to the Company a notice by email (or other method mutually agreed to in writing by the parties hereto) addressed to all of the individuals from the Company and Barclays set forth on Exhibit B attached hereto setting forth the terms that Barclays is willing to accept.  Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the

Company or Barclays until the Company confirms its acceptance of all of the terms of such Placement Notice, as amended (the “Acceptance”), by (i) email addressed to all of the individuals from Barclays set forth on Exhibit B attached hereto or (ii) telephone, with confirmation to be provided promptly thereafter by email or verifiable facsimile transmission addressed to all of the individuals from the Company and Barclays set forth on Exhibit B attached hereto (or other method mutually agreed to in writing by the parties hereto).  The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Barclays’ acceptance of the terms of the Placement Notice or upon receipt by Barclays of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this Section 2, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those in the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 9(l) or Section 12 or (v) either party hereto shall have suspended the sale of the Placement Securities in accordance with Section 4.  The amount of any discount, commission or other compensation to be paid by the Company to Barclays in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth on Exhibit C attached hereto.  It is expressly acknowledged and agreed that neither the Company nor Barclays will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Barclays and either (i) Barclays accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3.  Sale of Placement Securities by Barclays.

Subject to the provisions of Section 6(a), Barclays, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable).  Barclays will use its reasonable best efforts to provide a preliminary written summary to the Company (to each of those individuals set forth on Exhibit B attached hereto) no later than 6:00 p.m. (New York City time) on each Trading Day on which Barclays has made sales of Placement Securities hereunder, and Barclays will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which Barclays has made sales of Placement Securities hereunder, in each case setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Barclays pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined in Section 6(b)) payable to the Company, with an itemization of the deductions made by Barclays (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales.  Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Barclays may sell Placement Securities by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the New York Stock Exchange (the “NYSE”) or to or through a market maker.  Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Barclays may also sell Placement Securities by any other method permitted by law, including, without limitation, in privately negotiated transactions.  For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 4.  Suspension of Sales.

The Company or Barclays may, upon notice to the other party hereto in writing (including by email correspondence to each of the individuals of the other party hereto set forth on Exhibit B attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party hereto set forth on Exhibit B attached hereto), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair the obligations of either party hereto with respect to any Placement Securities sold hereunder prior to the receipt of such notice.  Each of the parties hereto agrees that no such notice under this Section 4 shall be effective against the other party hereto unless it is made to one of the individuals named on Exhibit B attached hereto.

SECTION 5.  Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to Barclays as of the date hereof, as of each Representation Date (as defined in Section 7(o)) on which a certificate is required to be delivered pursuant to Section 7(o), as of the time of each sale of any Securities pursuant to this Agreement (each, an “Applicable Time”) and as of each Settlement Date (as defined in Section 6(b)), and agrees with Barclays, as follows:

(1)                                 Compliance with Registration Requirements.  The offer and sale of the Securities have been duly registered under the Securities Act pursuant to the Registration Statement.  The Registration Statement has become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. (New York City time) on the date of determination of the public sales price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined in Section 19), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement, has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act.  At the respective times that each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and that any Annual Report on Form 10-K of the Company is filed with the Commission, the Company met or will meet the eligibility requirements for use of a registration statement on Form S-3.  The Registration Statement meets, and the offering and sale of the Securities as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act.  The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by Barclays expressly for use therein.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to Barclays (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G attached hereto, in each case in the form furnished (electronically or otherwise) to Barclays for use in connection with the offering of the Securities (each, an “Issuer Free Writing Prospectus”), as of its issue date and (except to the extent such Issuer Free Writing Prospectus has been superseded or modified by a subsequent Issuer Free Writing Prospectus) as of each Applicable Time and Settlement Date, did not, does not and will not (A) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or (B) when read together with the information in the Registration Statement and the Prospectus (as each may be amended or supplemented), include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with information furnished to the Company in writing by Barclays expressly for use therein.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been and not being an “ineligible issuer”, as defined in Rule 405 under the Securities Act.  Without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 under the Securities Act for the use of a free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the offering contemplated hereby.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act.  No such document, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Registration Statement is an automatic shelf registration statement (as defined for purposes of this Section 5(a)(1) in Rule 405 under the Securities Act) and initially became effective not earlier than the date that is three years prior to the date hereof.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form, and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement form.

(2)                                 Prior Written Communications.  Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act and otherwise complied with the requirements of Rule 163 under the Securities Act, including, without limitation, the legending requirement.

(3)                                 NYSE.  The outstanding shares of Common Stock and the Placement Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE, or the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.  The outstanding shares of Common Stock and the Placement Securities to be sold by the Company hereunder are registered pursuant to Section 12(b) of the Exchange Act.  The Company has not taken any action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(4)                                 Permitted Free Writing Prospectus.  The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by Barclays as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by Barclays.

(5)                                 Actively Traded Security.  The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(6)                                 Absence of Manipulation.  Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(7)                                 Transfer Taxes.  There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold to Barclays hereunder.

(8)                                 No Other Contracts.  Other than this Agreement and the Alternative Equity Distribution Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person or entity that would give rise to a valid claim against the Company or any of its subsidiaries or Barclays for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(9)                                 Proprietary Trading by Barclays.  The Company acknowledges and agrees that Barclays has informed the Company that Barclays may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Barclays in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sale shall take place while a Placement Notice (as amended by the corresponding Acceptance, if applicable) is in effect (except (i) as agreed by Barclays in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent Barclays may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(10)                          Organization.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and to consummate the transactions contemplated hereby, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(11)                          Significant Subsidiaries.  Each significant subsidiary (as defined in Rule 405 under the Securities Act, and herein called a “Significant Subsidiary”) of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(12)                          Securities.  The Securities have been duly authorized by the Company.  The Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be duly and validly issued, fully paid and non-assessable.  The Securities will conform in all material respects to the descriptions thereof in the Prospectus and such descriptions conform in all material respects to the rights set forth in the instruments defining the same.  The Company knows of no reason that any holder of the Securities would be subject to personal liability solely by reason of being such a holder.  The issuance of the Securities is not subject to any preemptive or other similar rights of any securityholder of the Company or any of its subsidiaries.

(13)                          Capital Stock.  The shares of capital stock of the Company outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(14)                          Equity Distribution Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and the Company has full corporate power and authority to enter into this Agreement.

(15)                          Ownership of Capital Stock.  Except for the outstanding shares of preferred stock of Consumers Energy Company, all of the outstanding capital stock of each of Consumers Energy Company and CMS Enterprises Company is owned directly or indirectly by the Company, free and clear of any security interest, claim, lien or other encumbrance (except as disclosed in the Prospectus) or preemptive rights, and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Energy Company and CMS Enterprises Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.

(16)                          Permits.  Each of the Company and Consumers Energy Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain, declare or file the foregoing would not have a Material Adverse Effect.

(17)                          Consents.  No order, license, consent, authorization or approval of, exemption by, giving of notice to, or registration with, any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by the Company to authorize its execution or delivery of, or the performance of its obligations under, this Agreement, except such as have been obtained or may be required under state securities or blue sky laws or as referred to in the Prospectus.

(18)                          No Conflicts.  None of the issuance or sale of the Securities, or the execution or delivery by the Company of, or the performance by the Company of its obligations under, this Agreement or the Securities, did or will conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under, the Company’s Restated Articles of Incorporation or Amended and Restated Bylaws, any material agreement or instrument to which it is a party, any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, or did or will result in the creation or imposition of any lien on the Company’s properties or assets.

(19)                          Capitalization.  The Company has an authorized capitalization as set forth in the Prospectus.

(20)                          No Proceedings.  Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation (at law or in equity or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any Significant Subsidiary of the Company before or brought by any court or governmental authority that (i) questions the validity, enforceability or performance of this Agreement or the Securities or (ii) would reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to perform its obligations hereunder or the consummation of the transactions contemplated by this Agreement.

(21)                          No Material Adverse Change.  There has not been any material and adverse change, or any development involving a prospective material and adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Significant Subsidiaries, taken as a whole, from that set forth or incorporated by reference in the Prospectus (other than changes referred to in or contemplated by the Prospectus).

(22)                          No Defaults.  Except as set forth in the Prospectus, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Company or any of its Significant Subsidiaries, taken as a whole, in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its respective properties may be bound.

(23)                          Investment Company Status.  The Company, after giving effect to the offering and sale of the Securities, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(24)                          Disclosure Controls and Procedures.  The Company’s chief executive officer and chief financial officer are responsible for establishing and maintaining the Company’s disclosure controls and procedures.  The Company’s management, under the direction of the Company’s principal executive and financial officers, has evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days of the filing of the Company’s most recent annual report on Form 10-K.  Based on such evaluation, the Company’s chief executive officer and chief financial officer have concluded that the Company’s disclosure controls and procedures are effective to ensure that material information was presented to them and properly disclosed.  There have been no significant changes in the Company’s internal controls or in other factors that could significantly affect internal controls subsequent to such evaluation.

(25)                          Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus is prepared in accordance with the Commission’s rules applicable thereto.  The Company is not aware of any material weakness in its internal controls over financial reporting.

(26)                          Environmental Matters.  Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(27)                          Financial Statements.  The financial statements and the related notes thereto of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis substantially consistent throughout the periods covered thereby, except where an exception thereto has been adequately described therein, and the supporting schedules incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the other financial information incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries, or, in the case of data not derivable from the accounting records of the Company and its consolidated subsidiaries, other data in the possession of the Company and its consolidated subsidiaries, and presents fairly the information shown thereby; and any pro forma financial information and the related notes thereto incorporated by reference in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying any such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus conform in all material respects to the requirements of the Commission’s rules applicable thereto.

(28)                          Anti-Corruption Laws and Sanctions.  The Company has implemented and maintains in effect policies, procedures and/or practices designed to ensure, in its reasonable judgment, compliance in all material respects by the Company, its subsidiaries and their respective directors, officers, employees and agents with (i) all laws, rules and regulations of any jurisdiction applicable to the Company or any of its subsidiaries from time to time concerning or relating to bribery or corruption (“Anti-Corruption Laws”) and (ii) all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (A) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State, or (B) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”).  The Company, its subsidiaries and their respective officers and employees, and, to the knowledge of the Company, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of the Company, any of its subsidiaries or, to the knowledge of the Company or any such subsidiary, any of their respective directors, officers or employees, is (1) a person or entity listed in any Sanctions-related list of designated persons or entities maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (2) a person or entity operating, organized or resident in a country, region or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each, a “Sanctioned Country”) or (3) a person or entity owned or controlled by any such person or persons or entity or entities described in the foregoing clause (1) or clause (2) (each, a “Sanctioned Person”).  No transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

(29)                          Ongoing Compliance with Anti-Corruption Laws and Sanctions. The Company will maintain in effect and enforce policies, procedures and/or practices designed to ensure, in its reasonable judgment, compliance in all material respects by the Company, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(30)                          No Unlawful Use of Proceeds.  The Company shall not directly or knowingly indirectly use, and shall procure that its subsidiaries and its or their respective directors, officers, employees and agents shall not directly or knowingly indirectly use, the proceeds of the issuance and sale of the Securities (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any person or entity in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.  Notwithstanding the foregoing, the Company’s and its subsidiaries’ provision of utility services in the ordinary course of business in accordance with applicable law, including Anti-Corruption Laws and applicable Sanctions, shall not constitute a violation of this Section 5(a)(30).

(b)                                 Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to Barclays or to counsel for Barclays shall be deemed a representation and warranty by the Company to Barclays as to the matters covered thereby.

SECTION 6.  Sale and Delivery to Barclays; Settlement.

(a)                                 Sale of Placement Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Barclays’ acceptance of the terms of a Placement Notice or upon receipt by Barclays of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Barclays, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable).  The Company acknowledges and agrees that (i) there can be no assurance that Barclays will be successful in selling Placement Securities, (ii) Barclays will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Barclays to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) Barclays shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Barclays in a Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)                                 Settlement of Placement Securities.  Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  Unless otherwise agreed to by each of the parties hereto, the amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Barclays at which such Placement Securities were sold, after deduction for (i) Barclays’

commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)                                  Delivery of Placement Securities.  On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Barclays’ or its designee’s account (provided Barclays shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.  On each Settlement Date, Barclays will deliver the related Net Proceeds in same day funds to an account designated by the Company in writing prior to the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 10, the Company will (i) hold Barclays harmless against any loss, liability, claim, damage or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Barclays any commission, discount or other compensation to which Barclays would otherwise have been entitled absent such default.

(d)                                 Denominations; Registration.  The Securities shall be in such denominations and registered in such names (each of which shall be a direct participant in The Depository Trust Company) as Barclays may request in writing at least one full Trading Day before each Settlement Date.  The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless each of the parties hereto shall otherwise agree.

(e)                                  Limitations on Offering Size.  Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate sales price of the Securities sold pursuant to this Agreement and the Alternative Equity Distribution Agreement would exceed the least of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement and the Alternative Equity Distribution Agreement by the Company and notified to Barclays in writing.  Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to Barclays in writing.  Further, under no circumstances shall the aggregate sales price of Securities sold pursuant to this Agreement and the Alternative Equity Distribution Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1, exceed the Maximum Amount.

(f)                                   Blackout Period.  Notwithstanding any other provision of this Agreement, the Company and Barclays agree that no sales of Placement Securities shall take place, the Company shall not request the sale of any Placement Securities that would be sold, and Barclays shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

(g)                                  Sales of Placement Securities by the Alternative Manager.  The Company agrees that any offer to sell Securities, any solicitation of an offer to buy Securities or any sales of Securities shall only be effected by or through only one of Barclays or the Alternative Manager on any single given day, but in no event by more than one, and the Company shall in no event request that Barclays and the Alternative Manager sell Securities on the same day; provided, however, that the foregoing limitation shall not apply (i) to the exercise of any option, warrant, right or conversion privilege set forth in the instrument governing such security, (ii) to sales solely to employees or securityholders of the Company or its subsidiaries or to a trustee or other person or entity acquiring such securities for the accounts of such persons or entities or (iii) on any day during which no sales are made pursuant to this Agreement or the Alternative Equity Distribution Agreement.

SECTION 7.  Covenants of the Company.

The Company covenants with Barclays as follows:

(a)                                 Registration Statement Amendments.  After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Barclays under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act): (i) the Company will notify Barclays promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Barclays’ request, any amendments or supplements to the Registration Statement or Prospectus that, in Barclays’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Barclays (provided, however, that the failure of Barclays to make such request shall not relieve the Company of any obligation or liability hereunder or affect Barclays’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities unless a copy thereof has been submitted to Barclays within a reasonable period of time before the filing and Barclays has not reasonably objected thereto (provided, however, that the failure of Barclays to make such objection shall not relieve the Company of any obligation or liability hereunder or affect Barclays’ right to rely on the representations and warranties made by the Company in this Agreement), and the Company will furnish to Barclays at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).

(b)                                 Notice of Commission Stop Orders.  The Company will advise Barclays, promptly after it receives notice or obtains knowledge thereof, of (i) the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (ii) any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, (iii) the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction, the loss or suspension of any exemption from any such qualification or the initiation or threatening of any proceedings for any of such purposes, (iv) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or (v) the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.  Other than during any period of suspension triggered upon notice from the Company to Barclays in accordance with Section 4, the Company will make every commercially reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Placement Securities for offering or sale and any loss or suspension of any exemption from any such qualification and, if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)                                  Delivery of Registration Statement and Prospectus.  The Company will furnish to Barclays and its counsel (at the expense of the Company) by email or other electronic transmission copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement and the Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable.  The copies of the Registration Statement and the Prospectus and any amendments or supplements thereto furnished to Barclays will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Continued Compliance with Securities Laws.  If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Barclays or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Barclays to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Barclays by email or other electronic transmission copies of such amendment or supplement as Barclays may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or, when read together with the information in the

Registration Statement and the Prospectus (as each may be amended or supplemented), included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Barclays to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a), promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)                                  Blue Sky and Other Qualifications.  The Company will use its commercially reasonable efforts, in cooperation with Barclays, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions within the United States as Barclays may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to comply with other requirements deemed by the Company to be unduly burdensome.  In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities.

(f)                                   Rule 158.  The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Barclays the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)                                  Use of Proceeds.  The Company will use the Net Proceeds in the manner specified in the Prospectus under “Use of Proceeds”.

(h)                                 Listing.  During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Barclays under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)                                     Filings with the NYSE.  The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)                                    Reporting Requirements.  The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)                                 Sales of Common Stock.  During any time that a Placement Notice (as amended by the corresponding Acceptance, if applicable) is in effect, the Company will not (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or a post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or clause (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (w) the Common Stock to be offered and sold through Barclays pursuant to this Agreement, (x) Common Stock issuable pursuant to the Company’s stock purchase plan as it may be amended or replaced from time to time, (y) equity incentive awards approved by the board of directors of the Company or the compensation and human resources committee thereof or the issuance of Common Stock upon exercise thereof and (z) Common Stock issuable upon the conversion, exchange or exercise of outstanding securities, warrants, rights, options or other similar instruments.

(l)                                     Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Barclays, promptly after it shall have received notice or obtained knowledge thereof or developed its intention to tender a Placement Notice or sell Placement Securities, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Barclays pursuant to this Agreement.

(m)                             Due Diligence Cooperation.  The Company will cooperate with any reasonable due diligence review conducted by Barclays or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Barclays may reasonably request.

(n)                                 Disclosure of Sales.  The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or on a current report on Form 8-K (i) the number of Placement Securities sold through Barclays, (ii) the Net Proceeds to the Company with respect to such Placement Securities, (iii) the number of Securities sold through the Alternative Manager pursuant to the Alternative Equity Distribution Agreement and (iv) the proceeds to be delivered to the Company against receipt of such Securities sold through the Alternative Manager.

(o)                                 Representation Dates; Certificate.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(1)                                 each time the Company:

(i)                                     files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii)                                  files an annual report on Form 10-K under the Exchange Act;

(iii)                               files a quarterly report on Form 10-Q under the Exchange Act; or

(iv)                              files a report on Form 8-K containing amended financial information (other than to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K (including in an earnings release)) under the Exchange Act; and

(2)                                 at any other time reasonably requested by Barclays (each such date of filing of one or more of the documents referred to in Section 7(o)(1) and any time of request pursuant to this Section 7(o)(2) shall be a “Representation Date”), the Company shall furnish Barclays with a certificate, in the form attached hereto as Exhibit F, within three Trading Days following any Representation Date (except in the case of a waiver under the following sentence (a “Waiver”), in which case such certificate shall be furnished with or preceding the relevant Placement Notice).  The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date).  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Barclays with a certificate under this Section 7(o), then, before the Company delivers the Placement Notice or Barclays sells any Placement Securities, the Company shall provide Barclays with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice.

(p)                                 Legal Opinion and Negative Assurance.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three Trading Days following each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F (except in the case of a Waiver, in which case no later than such time that the relevant Placement Notice is furnished), the Company shall cause to be furnished to Barclays a written opinion of Melissa M. Gleespen, Vice President, Corporate Secretary and Chief Compliance Officer of the Company (“Company Counsel”), or other counsel satisfactory to Barclays, and a written opinion and negative assurance letter of Sidley Austin LLP, special counsel to the Company (“External Counsel”), in each case in form and substance satisfactory to Barclays and its counsel, dated the date that the opinion or negative assurance is required to be delivered, substantially similar to the form attached hereto as Exhibit D and Exhibit E, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that, in lieu of such opinions and negative assurances for subsequent Representation Dates, such counsel may furnish Barclays with a letter (a “Reliance Letter”) to the effect that Barclays may rely on a prior opinion or negative assurance delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)                                 Comfort Letter.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three Trading Days following each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F (except in the case of a Waiver, in which case no later than such time that the relevant Placement Notice is furnished), the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish Barclays a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Barclays, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)                                    Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for or purchase the Securities to be issued and sold pursuant to this Agreement or pay anyone other than Barclays any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; provided, further, that no such bids or purchases shall be made by the Company during the three Trading Days before or after any sale of any Securities pursuant to this Agreement.

(s)                                   Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended, assuming no change in the Commission’s current interpretation as to entities that are not considered to be an investment company.

(t)                                    Securities Act and Exchange Act.  The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(u)                                 No Offer to Sell.  Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Barclays in its capacity as principal or agent hereunder, neither the Company (including its agents and representatives, other than Barclays in its capacity as such) nor Barclays will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by Barclays as principal or agent hereunder.

(v)                                 Regulation M.  If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify Barclays and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(w)                               Renewal of Registration Statement.  The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”).  If, immediately prior to the third anniversary of the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by Barclays under the Securities Act or the Exchange Act in connection with the sale of the Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and the Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities.  References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

SECTION 8.  Payment of Expenses.

The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Barclays of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of any certificates for the Placement Securities to Barclays, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Barclays, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e), including filing fees and the reasonable fees and disbursements of counsel for Barclays in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (vi) the printing and delivery to Barclays of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Barclays to investors, (vii) the preparation, printing and delivery to Barclays of copies of any state securities law or “blue sky” survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of any custodian, transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to Barclays in connection with, any review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE and (xi) the disbursements of counsel for Barclays in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel).

SECTION 9.  Conditions of Barclays’ Obligations.

The obligations of Barclays hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:

(a)                                 Effectiveness of Registration Statement; Filing Fees.  The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).  The Company shall have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) under the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)                                 No Material Notices.  None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction of or within the United States or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus and any Issuer Free Writing Prospectus (when read together with the Registration Statement and the Prospectus (as each may be amended or supplemented)), it will not include any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  No Misstatement or Material Omission.  Barclays shall not have advised the Company that the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (when read together with the Registration Statement and the Prospectus (as each may be amended or supplemented)) or any amendment or supplement thereto contains an untrue statement of fact that in Barclays’ reasonable opinion is material or omits to state a fact that in Barclays’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 Material Changes.  Except as referred to in or contemplated by the Prospectus, as amended or supplemented (including the documents incorporated or deemed incorporated by reference therein), there shall have been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole.

(e)                                  Opinions and Negative Assurance of Counsel for Company.  Barclays shall have received the favorable opinions and negative assurances of Company Counsel and External Counsel required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion and negative assurance is required pursuant to Section 7(p).

(f)                                   Representation Certificate.  Barclays shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g)                                  Accountant’s Comfort Letter.  Barclays shall have received the Comfort Letter required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).

(h)                                 Approval for Listing.  The Placement Securities shall have been approved for listing on the NYSE, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.

(i)                                     No Suspension.  Trading in the Securities shall not have been suspended on the NYSE.

(j)                                    Additional Documents.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for Barclays shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)                                 Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Securities hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(l)                                     Termination of Agreement.  If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Barclays by notice to the Company, and such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 8 and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 13, Section 14, Section 16, Section 17, Section 18, Section 20 and Section 21 shall survive such termination and remain in full force and effect.

SECTION 10.  Indemnification; Contribution.

(a)                                 Indemnification by the Company.  The Company agrees, to the extent permitted by law, to indemnify and hold harmless Barclays, and each person, if any, who controls Barclays within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, and to reimburse Barclays and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 10(c), insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or, if the Prospectus shall be amended or supplemented, in the Prospectus as so amended or supplemented, the information contained in any Issuer Free Writing Prospectus or any issuer information (within the meaning of Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission that was made in such Registration Statement or Prospectus, or in the Prospectus as so amended or supplemented, any Issuer Free Writing Prospectus or any issuer information (within the meaning of Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with information furnished in writing to the Company by Barclays expressly for use therein.

The Company’s indemnity agreement contained in this Section 10(a), and the covenants, representations and warranties of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Securities hereunder, and the indemnity agreement contained in this Section 10 shall survive any termination of this Agreement.  The liabilities of the Company in this Section 10(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.

(b)                                 Indemnification by Barclays.  Barclays agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 10(a), but only with respect to alleged untrue statements or omissions made in the Registration Statement, the Prospectus, as amended or supplemented (if applicable), or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by Barclays expressly for use therein.

The indemnity agreement on the part of Barclays contained in this Section 10(b) and the covenants, representations and warranties of Barclays contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other person, and shall survive the delivery of and payment for the Securities hereunder, and the indemnity agreement contained in this Section 10 shall survive any termination of this Agreement.  The liabilities of Barclays in this Section 10(b) are in addition to any other liabilities of Barclays under this Agreement or otherwise.

(c)                                  Actions against Parties; Notification.  If a claim is made or an action, suit or proceeding (including governmental investigation) is commenced or threatened against any person as to which indemnity may be sought under Section 10(a) or Section 10(b), such person (the “Indemnified Person”) shall notify the person against whom such indemnity may be sought (the “Indemnifying Person”) promptly after any assertion of such claim, promptly after any threat is made to institute an action, suit or proceeding or, if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim.  Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability that it may have on account of the indemnity under Section 10(a) or Section 10(b) if the Indemnifying Person has not been prejudiced in any material respect by such failure.  Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by Barclays in the case of parties indemnified pursuant to Section 10(b) and by the Company in the case of parties indemnified pursuant to Section 10(a).  Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person.  If there is a conflict as described in clause (ii) above, and the Indemnified Person(s) have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Person(s), or any of them, are found in a final judicial determination to be liable, such Indemnified Person(s) shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed.  It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Person(s) are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons.  Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Person(s) of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Person(s).

In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Person(s) shall be reasonable, Barclays and the Company agree that the Indemnifying Person’s obligations to pay such fees and expenses shall be conditioned upon the following:

(1)                                 in case separate counsel is proposed to be retained by the Indemnified Person(s) pursuant to clause (ii) of the preceding paragraph, the Indemnified Person(s) shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

(2)                                 reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including, without limitation, computer print-outs of lawyers’ daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

(3)                                 the Company and Barclays shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Person(s) for which the Indemnifying Person is liable hereunder, and the Indemnified Person(s) shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 10, to indemnify the Indemnified Person from and against any loss, damage, liability or expense by reason of such settlement or judgment.  The Indemnifying Person shall not, without the prior written consent of the Indemnified Person(s), effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Person(s) hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims that are the subject matter of such litigation, proceeding or claim and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

If at any time (A) the Indemnifying Person shall have failed to assume the defense of a litigation or proceeding as required by this Section 10 or (B) the Indemnified Person shall have requested the Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel in accordance with this Section 10, then the Indemnifying Person agrees that it shall be liable for any settlement of the nature contemplated by this Section 10 effected without the Indemnifying Person’s written consent if (i) in the case of clause (B) above, such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have assumed such defense or reimbursed such Indemnified Person in accordance with this Section 10, as requested, as the case may be, prior to the date of such settlement.

(d)                                 Contribution.  If the indemnification provided for above in this Section 10 is unavailable to or insufficient to hold harmless an Indemnified Person under such Section 10 in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under this Section 10 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and Barclays on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total discounts or commissions received by Barclays bear to the aggregate public sales price of the Securities.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Barclays on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and Barclays agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 10.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such actions, suits or proceedings (including governmental proceedings) or claims, provided that the provisions of this Section 10 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person.  Notwithstanding the provisions of this Section 10, Barclays shall not be required to contribute any amount in excess of the purchase discount, commission or other compensation paid to Barclays in connection with the sale of the Placement Securities hereunder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The agreement with respect to contribution contained in this Section 10(d) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or Barclays, and shall survive delivery of and payment for the Securities hereunder and any termination of this Agreement.

SECTION 11.  Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Barclays or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to Barclays.

SECTION 12.  Termination of Agreement.

(a)                                 Termination; General.  Barclays may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Barclays, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, (iv) if trading generally on the NYSE has been suspended or limited, minimum or maximum prices for trading have been fixed or maximum ranges for prices have been required by the NYSE or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York authorities.

(b)                                 Termination by the Company.  The Company shall have the right, by giving three days notice as hereinafter specified (unless such notice is waived by Barclays), to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  The Company also may terminate this Agreement, by giving one day notice as hereinafter specified, if Barclays declines to accept proposed terms (or propose amended terms acceptable to the Company) included in any Placement Notice originated by the Company pursuant to Section 2.

(c)                                  Termination by Barclays.  Barclays shall have the right, by giving three days notice as hereinafter specified (unless such notice is waived by the Company), to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)                                 Automatic Termination.  Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through Barclays and issuance and sale of Securities through the Alternative Manager pursuant to the Alternative Equity Distribution Agreement on the terms and subject to the conditions set forth herein and therein with an aggregate sales price equal to the amount set forth in Section 1.

(e)                                  Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(l), Section 12(a), Section 12(b), Section 12(c) or Section 12(d) or otherwise by mutual agreement of the parties hereto.

(f)                                   Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Barclays or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)                                  Liabilities.  If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 8 and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 13, Section 14, Section 16, Section 17, Section 18, Section 20 and Section 21 shall survive such termination and remain in full force and effect.

(h)                                 Amendments and Waivers.  Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto.  No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party hereto against which such waiver is claimed.  A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement.  A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party hereto from subsequently requiring compliance with the waived provision or requirement in other circumstances.

SECTION 13.  Notices.

Except as otherwise provided in this Agreement (including by reference to Exhibit B attached hereto), all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to Barclays shall be directed to Barclays at Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, fax no. 646-834-8133, Attention of Syndicate Registration; notices to the Company shall be directed to it at CMS Energy Corporation, One Energy Plaza, Jackson, Michigan 49201, fax no. 517-788-2186, Attention of Vice President and Treasurer.  In accordance with the requirements of the USA Patriot Act (Title

III of Pub. L. 107-56 (signed into law October 26, 2001)), Barclays is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow Barclays to properly identify its clients.

SECTION 14.  Parties.

This Agreement shall inure to the benefit of and be binding upon Barclays, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than Barclays, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Barclays, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person or entity.  No purchaser of Securities from Barclays shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.  Adjustments for Stock Splits.

The parties hereto acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 16.  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 17.  Effect of Headings.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18.  Construction.

All references in this Agreement to financial statements and schedules and other information that is “contained”, “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in the Registration Statement or the Prospectus, as the case may be.  All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.  All references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.  All references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by Barclays outside of the United States.

SECTION 19.  Permitted Free Writing Prospectuses.

The Company represents, warrants and agrees that, unless it obtains the prior consent of Barclays, and Barclays represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Securities Act, required to be filed with the Commission.  Any such free writing prospectus consented to by Barclays or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus”.  The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G attached hereto are Permitted Free Writing Prospectuses.

SECTION 20.  Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a)                                 Barclays is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Barclays, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Barclays has advised or is advising the Company on other matters, and Barclays has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)                                 the public sales price of the Securities set forth in this Agreement was not established by Barclays;

(c)                                  the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)                                 Barclays has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent the Company has deemed appropriate;

(e)                                  the Company is aware that Barclays and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company, and Barclays has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)                                   the Company waives, to the fullest extent permitted by law, any claims it may have against Barclays for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Barclays shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or employees or creditors of the Company.

SECTION 21.  2015 Equity Distribution Agreement Termination.

Each of the Company and Barclays acknowledges and agrees that the Equity Distribution Agreement dated April 29, 2015 between the Company and Barclays is hereby terminated pursuant to Section 12(e) thereof, subject to the terms thereof that survive such termination in accordance with the terms thereof (including, without limitation, Sections 5, 8, 10, 11, 13, 14, 16, 17, 18 and 20 thereof).  This Section 21 shall survive any termination of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Barclays and the Company in accordance with its terms.

Very truly yours,

CMS ENERGY CORPORATION

		By:	/s/ Srikanth Maddipati
Name: Srikanth Maddipati
Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.

By	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:

Cc:

To:

Date:

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in that certain Equity Distribution Agreement between CMS Energy Corporation (the “Company”) and Barclays Capital Inc. (“Barclays”) dated March 22, 2017 (the “Agreement”), I hereby request on behalf of the Company that (i) on                    , and only on                      , (ii) Barclays sell the Company’s common stock, par value $0.01 per share, at a minimum market price of $     per share, (iii) at a volume not to exceed          % of the volume on                    .  Proceeds for the remaining sales under this program are not to exceed $            .  I hereby agree that the Company will pay Barclays, as compensation for such sales, 1.0% of the gross proceeds from the sales of such common stock sold pursuant to the terms of this Placement Notice.

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus (as defined in the Agreement) nor any Issuer Free Writing Prospectus (as defined in the Agreement), when read together with the Prospectus (as amended or supplemented), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

{ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES ON WHICH THE SHARES MAY NOT BE SOLD, THE MANNER IN WHICH SALES ARE TO BE MADE BY BARCLAYS AND/OR THE CAPACITY IN WHICH BARCLAYS MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT OR BOTH)}

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Barclays Capital Inc.

John Plaster	john.plaster@barclays.com
Steven Cohen	steven.cohen@barclays.com
Robert Stowe	robert.stowe@barclays.com
John Lynch	john.lynch@barclays.com
Anna Tuchy	anna.tuchy@barclays.com
Jean Lee	jean.lee@barclays.com
Kaj Nielsen	kaj.nielsen@barclays.com
Victoria Hale	victoria.hale@barclays.com
Timothy Caprario	timothy.caprario@barclays.com

CMS Energy Corporation

For all notices other than notices pursuant to Section 3 of this Agreement:

Thomas Webb	tjwebb@cmsenergy.com
Srikanth Maddipati	sri.maddipati@cmsenergy.com
Todd Wehner	todd.wehner@cmsenergy.com
John Murphy	jmurphy@cmsenergy.com
Ashley Bancroft	ashley.bancroft@cmsenergy.com

For all notices pursuant to Section 3 of this Agreement:

Srikanth Maddipati	sri.maddipati@cmsenergy.com
Todd Wehner	todd.wehner@cmsenergy.com
John Murphy	jmurphy@cmsenergy.com
Lesley Delgado	ldelgado@cmsenergy.com
Lindsey Willcut	lindsey.l.willcut@cmsenergy.com
Patricia Samson	pasamson@cmsenergy.com
Angela Gears	angela.gears@cmsenergy.com
Thomas Johnson	thomas.johnson@cmsenergy.com
Heather Wilson	heather.wilson@cmsenergy.com
Ashley Bancroft	ashley.bancroft@cmsenergy.com

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EXHIBIT C

COMPENSATION

Barclays shall be paid compensation equal to 1.0% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

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EXHIBIT D

FORM OF OPINION OF IN-HOUSE COMPANY COUNSEL

(1)                                 The Company is a duly organized, validly existing corporation in good standing under the laws of the State of Michigan.

(2)                                 The Company has corporate power and authority to own its assets and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Agreement; and no approval, authorization, consent or order of any governmental regulatory body is required with respect to the Company’s due authorization, execution and delivery of, and performance of its obligations under, the Agreement or is required with respect to the issuance and sale of, and the performance by the Company of its obligations under, the Securities (other than in connection with or in compliance with the provisions of the securities or blue sky laws of any state, as to which I express no opinion).

(3)                                 The statements made in the Prospectus under the captions “Description of Securities—CMS ENERGY—Introduction”, “Description of Securities—CMS ENERGY—Capital Stock”, “Description of Securities—CMS ENERGY—Common Stock” and “Description of Securities—CMS ENERGY—Primary Source of Funds of CMS Energy; Restrictions on Sources of Dividends”, the statements made in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 incorporated by reference into the Prospectus under the caption “BUSINESS—CMS ENERGY AND CONSUMERS REGULATION” and the information in Registration Statement under Item 15, to the extent that such statements purport to describe certain provisions of the Securities or the Agreement or legal matters, accurately describe such provisions or legal matters in all material respects; and the Securities conform in all material respects to the descriptions thereof and to the statements in regard thereto contained in such sections of the Prospectus.

(4)                                 The Registration Statement was automatically effective upon filing on March 1, 2017; any required filing of each prospectus relating to the Securities (including the Prospectus) pursuant to Rule 424 under the Securities Act has been made in compliance with and in the time periods provided by Rule 424 under the Securities Act and all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act has been filed with the Commission within the applicable time period prescribed for such filing by Rule 164 and Rule 433 under the Securities Act; the Registration Statement, at the time it became effective, the Prospectus, at the time it was filed with the Commission pursuant to Rule 424 under the Securities Act, and each document incorporated in the Prospectus as such document was originally filed pursuant to the Exchange Act (except for (i) the financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) or omitted therefrom and (ii) the other financial information contained or incorporated by reference therein or omitted therefrom, as to which I express no opinion), complied as to form as of their respective effective or issue dates in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder; and, to the best of my knowledge after due inquiry, no proceedings for a stop order with respect to the Registration Statement are threatened or pending under the Securities Act.

(5)                                 The Agreement has been duly authorized, executed and delivered by the Company.

(6)                                 The Securities have been duly authorized by the Company and, when issued and delivered by the Company pursuant to the Agreement against payment of the consideration set forth in the Agreement, will be duly and validly issued, fully paid and non-assessable.

(7)                                 The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company under Applicable Laws (as defined below) or the Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company.  For purposes hereof, the term “Applicable Laws” means those state laws of the State of Michigan and those federal laws of the United States of America that, in my experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Agreement; provided, that the term “Applicable Laws” shall not include federal or state securities or blue sky laws (including, without limitation, the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, or the Investment Company Act of 1940, as amended), antifraud laws or in each case any rules or regulations thereunder or similar matters.

(8)                                 The form of certificate used to evidence the Securities complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company and the requirements of the NYSE.

(9)                                 The Company’s execution and delivery of, and performance of its obligations under, the Agreement and the consummation of the transactions contemplated by the Agreement and the Prospectus (including the issuance and sale of, and the performance by the Company of its obligations under, the Securities in accordance with the terms of the Agreement) do not violate the provisions of the Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company and will not result in a violation of any of the terms or provisions of any Applicable Laws or, to my knowledge, any court order to which the Company is subject or a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party.

(10)                          The Company is not, and, immediately after giving effect to the sale of the Securities as contemplated in the Agreement and the application of the net proceeds therefrom as described in the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(11)                          Except for the outstanding shares of preferred stock of Consumers Energy Company, all of the outstanding capital stock of each of Consumers Energy Company and CMS Enterprises Company is owned directly or indirectly by the Company, free and clear of any security interest, claim, lien or other encumbrance (except as disclosed in the Prospectus) or preemptive rights, and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Energy Company and CMS

Enterprises Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.

(12)                          The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(13)                          Each Significant Subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, limited liability company or partnership (general or limited) authority, as the case may be, to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Registration Statement and the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock or other ownership interests, as the case may be, of each Significant Subsidiary of the Company have been duly authorized and validly issued and are fully paid and (except in the case of general or limited partnership interests) non-assessable and, to my knowledge, are owned (except in the case of Consumers Energy Company or CMS Enterprises Company, which are addressed in paragraph 11 above) directly or indirectly by the Company, free and clear of any security interest, claim, lien or other encumbrance or preemptive rights; and none of the outstanding shares of capital stock or other ownership interests, as the case may be, of any Significant Subsidiary of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such Significant Subsidiary of the Company or any other person or entity arising under the organizational documents of such Significant Subsidiary of the Company, the laws of the State of Michigan or, to my knowledge, otherwise.

(14)                          To my knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation against the Company or any Significant Subsidiary of the Company before or brought by any person or entity that (i) is required to be disclosed in the Registration Statement or the Prospectus that is not disclosed or (ii) would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Agreement or the performance by the Company of its obligations thereunder.

(15)                          Nothing has come to my attention that would lead me to believe that the Registration Statement (other than (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) or omitted therefrom and (ii) the other financial or statistical information contained or incorporated by reference therein or omitted therefrom, as to which I express no opinion or belief), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(16)                          Nothing has come to my attention that would lead me to believe that the Prospectus (other than (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) or omitted therefrom and (ii) the other financial or statistical information contained or incorporated by reference therein or omitted therefrom, as to which I express no opinion or belief), as of its date or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT E

FORM OF OPINION OF EXTERNAL COMPANY COUNSEL

(1)                                 The Registration Statement has become effective under the Securities Act; the Prospectus has been filed pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424(b) under the Securities Act (without reference to Rule 424(b)(8) under the Securities Act); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending by the Commission.

(2)                                 The Registration Statement, as of the date it first became effective (March 1, 2017), and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects relevant to the offering of the Securities to the applicable requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act for registration statements on Form S-3 or related prospectuses, as the case may be, except in each case that we express no opinion with respect to (i) financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom or the omission therefrom of the purchase price for the Securities payable by the investors or the amount of net proceeds to be received by the Company from sales of Securities, (ii) the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) and (iii) any trustee’s statement of eligibility on Form T-1 (a “Form T-1”).

(3)                                 The Incorporated Documents, as of the respective dates they were filed with the Commission, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable thereto, except in each case that we express no opinion with respect to financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom.

(4)                                 No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency, other federal governmental body or court of the United States of America or any state regulatory body, state administrative agency, other state governmental body or court of the State of New York is required under Applicable Laws (as defined below) for the execution and delivery by the Company of the Agreement or the issuance and sale of the Securities as contemplated by the Agreement.  For purposes hereof, the term “Applicable Laws” means those state laws of the State of New York and those federal laws of the United States of America that, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Agreement; provided, that the term “Applicable Laws” shall not include federal or state securities or blue sky laws (including, without limitation, the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, or the Investment Company Act of 1940, as amended), antifraud laws or in each case any rules or regulations thereunder or any law, rule or regulation relating to public utilities or similar matters.

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(5)                                 The execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated by the Agreement and the Prospectus (including the issuance and sale of the Securities by the Company pursuant to the Agreement) do not result in a violation by the Company of any of the terms and provisions of any Applicable Laws.

We have reviewed the Registration Statement, the Prospectus and the Incorporated Documents and have participated in conferences with officers and other representatives of the Company, including certain of the Company’s internal counsel, representatives of the independent public accountants for the Company and your representatives and counsel, at which conferences certain contents of the Registration Statement and the Prospectus and related matters were discussed.  Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Incorporated Documents and have made no independent check or verification thereof, in the course of our review and our discussions in the conferences described above, no facts have come to our attention that have caused us to believe that:

(1)                                 the Registration Statement, at March 1, 2017, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(2)                                 the Prospectus, as of the date of the Prospectus Supplement or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that we express no belief and make no statement with respect to (A) financial statements and schedules and other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Incorporated Documents or the omission therefrom of the purchase price for the Securities payable by the investors or the amount of net proceeds to be received by the Company from sales of Securities or (B) any Form T-1.

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EXHIBIT F

OFFICER’S CERTIFICATE

The undersigned, {the}{a} duly qualified and elected {          } of CMS Energy Corporation, a Michigan corporation (“Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(o) of the Equity Distribution Agreement dated March 22, 2017 (the “Agreement”) between the Company and Barclays Capital Inc., that, to the knowledge of the undersigned:

(i)                                     the representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined therein), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and that were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any such qualifications or exceptions, are true and correct in all material respects on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and that were true and correct as of such date; and

(ii)                                  the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions that may have been waived by Barclays Capital Inc.).

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EXHIBIT G

ISSUER FREE WRITING PROSPECTUSES

None.

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